EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-132996 and 333-132992 on Form S-3 and Registration Statements No. 333-134080 and 333-132933 on Form S-8 of Duke Energy Corporation of our report dated March 14, 2007, relating to the financial statements and financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Duke Energy Corporation for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 20, 2007